ATS Corporation Announces Financial Results for the First Quarter Ended March 31, 2011

MCLEAN, Va., May 16, 2011 /PRNewswire/ --

  Revenue of $24.8 million
  EBITDA (1) of $1.0 million and Adjusted EBITDA (2) of $2.2 million
  Operating income of $362,000 and net income of $182,000
  Fully diluted EPS of $0.01
  Backlog of $222.1 million
  Total debt of $11.4 million as of March 31, 2011
  DSO of 68 days as of March 31, 2011

ATS Corporation ("ATSC" or the "Company") (NYSE AMEX: ATSC) a leading information technology company that delivers innovative technology solutions to government and commercial organizations, today announced operating results for the first quarter ended March 31, 2011.

First Quarter Results

ATSC reported revenue of $24.8 million for the first quarter of 2011. Revenue for the quarter decreased by 18.6% from first quarter 2010 revenue of $30.5 million. Revenue from civilian and defense contracts decreased by $4.7 million to $19.4 million, or 19.6%. Revenue from Fannie Mae, a government sponsored enterprise, decreased by $1.0 million to $2.4 million, or 29.8%. Revenue from commercial contracts of $3.0 million in the first quarter of 2011 was in line with the first quarter of 2010.

Operating income for the quarter was $362,000 and the net income for the quarter was $182,000, or $0.01 per diluted share, compared to an operating income of $2.1 million and a net income of $1.1 million, or $0.05 per diluted share, for the first quarter of 2010. EBITDA (1) was $1.0 million for the quarter and adjusted EBITDA (2) was $2.2 million for the quarter, resulting in an adjusted EBITDA margin of 8.7%, compared to EBITDA (1) of $3.2 million and adjusted EBITDA (2) of $2.7 million, or an adjusted EBITDA margin of 8.8% for the first quarter of 2010.

Backlog as of March 31, 2011 was approximately $222.1 million, of which $31.6 million was funded, up 10% from $201.2 million as of March 31, 2010. Backlog as of March 31, 2011 does not reflect the $46 million contract with the U.S. Department of Housing and Urban Development ("HUD") announced and booked subsequent to the end of the quarter. Days sales outstanding ("DSO") were 68 at the end of the first quarter of fiscal year 2011, in line with DSO at December 31, 2010.

As of March 31, 2011, ATSC's balance sheet included debt of $11.4 million, all on its revolving credit facility and $58.8 million in stockholders' equity.

On January 7, 2011, the Company announced that its Board of Directors has begun a process to evaluate strategic alternatives for the Company. There can be no assurance that the review of strategic alternatives will result in the Company pursuing any particular transaction, or, if it pursues any such transaction, that it will be completed. While the process continues, the Company does not intend to disclose specific developments regarding the consideration of strategic alternatives unless and until the Company's Board of Directors has approved a transaction or otherwise concludes its review of strategic alternatives.

First Quarter Highlights and Management Comments

First quarter new bookings totaled $10.8 million. This amount includes a $4.8 million, three-year task order in support of the U.S. Army Intelligence and Security Command ("INSCOM") in its efforts to recruit highly qualified cyber security professionals. The balance of the new bookings came from additional funding from existing clients. As mentioned earlier and subsequent to the end of the quarter, the Company booked a $46 million five-year award with HUD, for the continuation of the Company's application systems support for HUD's Single Family Computerized Homes Underwriting System ("CHUMS") and FHA Connection, as well as the potential for an expanded scope of services. This HUD amount is not included in the bookings for the first quarter of 2011.

ATSC Co-Chief Executive Officer John Hassoun stated, "We faced significant market-related challenges in the first quarter of 2011 that delayed funding for several of our largest existing customers and resulted in a quarter over quarter decrease in our revenue. Of the $5.7 million decline from the first quarter of 2010, approximately 20% was related to a temporary downturn in our Fannie Mae business. We anticipate that our Fannie Mae business will increase in the second quarter and expect further improvement in the second half of the year. Additionally, we reported a decrease in our government business areas in the first quarter; however compared to the fourth quarter of 2010, that business only declined by 4.4%, driven primarily by funding delays as a result of continuing resolutions through the quarter and an overall challenging Federal budget environment. This pressure had the strongest impact on our work with HUD, but with the early second quarter award of the $46 million HUD CHUMS contract, incremental funding on several additional HUD and other existing customer contracts, as well as new awards such as the INSCOM task order, we estimate our government business performance will improve significantly over the course of the year. Furthermore, as we have previously announced, we secured a large number of recompeted contracts during 2010, but at lower initial revenue levels. In early 2011, we experienced the revenue impact of the simultaneous transition of a number of recompeted contracts to new multi-year awards; however, we expect these contracts to scale in size and scope over the award period as is common in our sector. Overall, we remain optimistic that award activity will continue to pick up in the remainder of the year and generate revenue growth from the first quarter."

ATSC Co-Chief Executive Officer and Chief Financial Officer Pamela Little further commented on the Company's financial performance, "We continue to take steps to achieve attractive margins while we experience revenue weakness. Ongoing selling, general, and administrative expenses, excluding approximately $1.1 million in severance costs, declined by 24% from the first quarter of 2010. We've also maintained our strong DSO performance and cash flow generation, and paid down debt by another 21% since December 31, 2010."

Management's Revised Outlook

Based on the continuing effects of a challenging Federal budget environment, the Company is updating its guidance for 2011. The Company is now forecasting its revenue for the year to be between $105 and $115 million. The Company is updating its EBITDA (2) guidance range to be between $14.0 and $16.0 million.

Ms. Little commented, "We expect an increase in award activity and acceleration in our level of work with HUD and other customers in the second half of the year that will contribute to revenue growth from the first quarter's performance. Furthermore, as we have proven in earlier quarters, we will continue to closely monitor the alignment of our expenses with revenue levels and manage our business to achieve our targeted EBITDA margin."

Conference Call

ATSC will conduct a first quarter conference call on Monday, May 16, 2011 at 5:00 p.m. ET. The dial-in number for the live teleconference is (866) 804-3547, conference ID # 1531865. For international participants, please call into 011-800-4040-2020 and use the same conference ID #. A recorded replay of the teleconference will also be available on the Company's website (www.atsc.com) for one year from the conference call date.

About ATS Corporation

ATSC is a leading provider of mission-critical support in areas of recurring and fundamental services to the public. ATSC's main technical competencies include software and systems development, IT infrastructure and cloud computing, information sharing and assurance, IT and business consulting, and systems integration to Federal civilian agencies and national security customers, as well as commercial enterprises. ATSC technology professionals are recognized for their deep domain expertise in case management; border and port security; and financial, supply chain management and health information systems. Headquartered in McLean, Virginia, the Company has approximately 500 employees at 4 locations across the country. Additional information about ATSC may be found at www.atsc.com.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2011. In addition, the forward-looking statements included in this press release represent our views as of May 16, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 16, 2011.

Additional information about ATSC may be found at www.atsc.com.

1) EBITDA is a non-GAAP measure that is defined as GAAP net income plus other expense, interest expense, income taxes, depreciation and amortization, and impairment charges. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table at the bottom of the statement of operations in this release that reconciles GAAP net income to EBITDA.

(2) Adjusted EBITDA is defined as EBITDA adjusted (i) in 2010 for one-time other income from the adjustment of seller notes associated with the acquisition of Number Six Software and (ii) in 2011 for expenses related to severance and the Company's strategic evaluation, neither of which are expected to be reflected in the ongoing performance of ATSC. Please refer to the table at the bottom of the statement of operations in this release that reconciles GAAP net income to adjusted EBITDA.

ATS Corporation Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2011 (unaudited)	2010 (unaudited)

Revenue	$24,828,826	$30,511,983

Operating costs and expenses
Direct costs	17,902,967	21,415,612
Selling, general and administrative expenses	5,925,768	6,403,221
Depreciation and amortization	638,468	640,837
Total operating costs and expenses	24,467,203	28,459,670

Operating income	361,623	2,052,313

Other (expense) income
Interest, net	(64,664)	(821,155)
Other income	—	500,000

Income before income taxes	296,959	1,731,158

Income tax expense	114,863	624,590

Net income	$182,096	$1,106,568

Weighted average number of shares outstanding
—basic	22,764,305	22,536,486
—diluted	22,995,786	22,742,880

Net income per share
—basic	$0.01	$0.05
—diluted	$0.01	$0.05

Reconciliation of GAAP Net Income to EBITDA (1) and Adjusted EBITDA (2)

	Three Months Ended March 31,
	2011 (unaudited)	2010 (unaudited)

Net Income	$182,096	$1,106,568

Adjustments
Depreciation and amortization	638,468	640,837
Interest	64,664	821,155
Taxes	114,863	624,590
EBITDA (1)	1,000,091	3,193,150

Net Settlements	—	(495,000)
Severance	1,072,414	—
Strategic Expenses	94,200	—
ADJUSTED EBITDA (2)	$2,166,705	$2,698,150

ATS Corporation Consolidated Balance Sheets (unaudited and audited)

	March 31,	December 31,
	2011	2010
	(unaudited)	(audited)

ASSETS
Current assets
Cash and cash equivalents	$55,698	$65,993
Restricted cash	1,327,472	1,327,245
Accounts receivable, net	18,614,263	21,219,602
Prepaid expenses and other current assets	540,085	696,174
Income taxes receivable, net	—	61,477
Other current assets	25,989	25,491
Deferred income taxes, current	1,158,849	698,521

Total current assets	21,722,356	24,094,503

Property and equipment, net	2,573,778	2,714,164
Goodwill	55,370,011	55,370,011
Intangible assets, net	3,612,389	4,110,470
Other assets	133,314	133,314
Deferred income taxes	1,413,878	1,407,545

Total assets	$84,825,726	$87,830,007
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Capital leases – current portion	$80,023	$79,572
Accounts payable	4,482,980	4,457,781
Other accrued expenses and current liabilities	971,933	2,381,941
Accrued salaries and related taxes	2,794,095	2,917,294
Accrued vacation	2,271,598	1,968,226
Income taxes payable, net	306,364	—
Deferred revenue	611,337	513,653
Deferred rent – current portion	320,498	320,498

Total current liabilities	11,838,828	12,638,965

Long-term debt – net of current portion	11,437,598	14,400,000
Capital leases – net of current portion	123,473	143,648
Deferred rent – net of current portion	2,413,676	2,465,962
Other long-term liabilities	171,541	—

Total liabilities	25,985,116	29,648,575

Commitments and contingencies

Stockholders' equity:
Preferred stock $0.0001 par value, 1,000,000 shares authorized, and no shares issued and outstanding	—	—
Common stock $0.0001 par value, 100,000,000 shares authorized, 31,698,643 and 31,314,745 shares issued, and 22,800,750 and 22,416,852 shares outstanding	3,170	3,156
Additional paid-in capital	133,280,907	132,803,839
Treasury stock, at cost, 8,897,893 shares held	(31,663,758)	(31,663,758)
Accumulated deficit	(42,779,709)	(42,961,805)

Total stockholders' equity	58,840,610	58,181,432

Total liabilities and stockholders' equity	$84,825,726	$87,830,007

ATS Corporation Consolidated Statement of Cash Flows (unaudited)

	Three months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$182,096	$1,106,568
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	638,468	640,837
Non-cash other income from claim settlement	—	(495,000)
Non-cash interest expense SWAP agreement	—	328,766
Stock-based compensation	372,910	162,492
Deferred income taxes	(466,661)	(405,254)
Deferred rent	(52,286)	(42,055)
Gain on disposal of equipment	—	(5,000)
Provision for bad debt	(42,707)	495,422

Changes in assets and liabilities:
Accounts receivable	2,648,046	1,554,554
Prepaid expenses	156,089	176,557
Restricted cash	(227)	(138)
Other assets	(498)	(5,114)
Accounts payable	25,199	365,864
Other accrued expenses and accrued liabilities	(1,410,008)	(1,480,020)
Accrued salaries and related taxes	(123,199)	(1,045,862)
Accrued vacation	303,372	239,608
Income taxes payable and receivable, net	401,304	1,031,400
Other current liabilities	97,684	(579,001)
Other long-term liabilities	171,541	—

Net cash provided by operating activities	2,901,123	2,044,624

Cash flows from investing activities
Purchase of property and equipment	—	(9,074)
Proceeds from disposals of equipment	—	5,000

Net cash provided by investing activities	—	(4,074)

Cash flows from financing activities
Borrowings on line of credit	14,338,707	18,916,849
Payments on line of credit	(17,301,109)	(19,539,208)
Payments on notes payable	—	(1,078,390)
Payments on capital leases	(19,724)	—
Proceeds from stock issued pursuant to Employee Stock Purchase Plan	70,708	71,527
Payments to repurchase treasury stock	—	(454,640)

Net cash used in financing activities	(2,911,418)	(2,083,862)

Net decrease in cash	(10,295)	(43,312)

Cash, beginning of period	65,993	178,225
Cash, end of period	$55,698	$134,913

Supplemental disclosures:
Cash paid or received during the period for:
Income taxes paid	$99,000	$—
Income tax refunds	2,019	1,128
Interest paid	82,401	518,127
Interest received	8,622	8,080

CONTACT: Company Contact: Joann O'Connell, Vice President, Investor Relations, ATS Corporation, +1-571-766-2400, Media Contact: Penny Parker, Corporate Communications Manager, ATS Corporation, +1-571-766-2400